Exhibit 3.2

                                     BY-LAWS
                                       OF
                                   EWAN 1 INC.
                              A Nevada Corporation


                                    ARTICLE I

                                  SHAREHOLDERS

         Section 1. ANNUAL MEETING. The regular annual meeting of the shareholders of the Corporation shall be held at the office of the Corporation in Kelso, Washington, or at such other place as may be ordered by the Board of Directors, on the 2nd Thursday of May each year, if it be not a legal holiday and if it be a legal holiday, then on the next succeeding day not a legal holiday; provided, however, that the Board of Directors may postpone such meeting for a period of time not in excess of 90 days upon appropriate resolution. The officers of the Corporation shall present their annual reports and the Secretary shall have on file for inspection and reference, an authentic list of the shareholders, giving the amount of shares held by each as shown by the share books of the Corporation, 10 days before the annual meeting. If there is a failure to hold the annual meeting for a period of 90 days after the date designated therefor the board of directors shall order a meeting to be held upon the application of any shareholder to the Corporation.

         Section 2. SPECIAL MEETINGS. Special meetings of the shareholders may be called by the Chairman of the Board of Directors, the President, a Vice President or on call signed by one or more shareholders holding an aggregate of not less than 20% of the outstanding shares entitled to vote at the meeting. The Board of Directors may designate any place as the place for any annual meeting or for any special meeting called by the Board of Directors. If a special meeting shall be called otherwise than by the Board of Directors, the place of meeting shall be in the city of the principal office of the Corporation. Calls for special meetings shall specify the time, place and object or objects thereof, and no other business than that specified in the call shall be considered in any such meeting.

         Section 3. NOTICE OF MEETINGS. Written notice stating the place, date and hour of the meeting, and, in case of a special meeting, the purpose for which the meeting is called, shall be delivered not less than 10 nor more than 50 days before the date of the meeting, either personally or by mail (postal, express or electronic), by or at the direction of the President or the Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting, except that if the authorized capital shares are to be increased, at least 20 days' notice shall be given. If requested by the person or persons lawfully calling such meeting, the Secretary shall give notice thereof, at corporate expense. Any shareholder may waive notice of any meeting. Notice to shareholders of record, if mailed, shall be deemed given as to any shareholder of record, when deposited in the mail (postal, express or electronic), addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid, but if three successive letters mailed to the last-known address of any shareholder of record are returned or acknowledged as undeliverable, no further notices to such shareholders shall be necessary, until another address for such shareholder is made known t o the Corporation.

         Section 4. ACTION WITHOUT A MEETING. Except as may otherwise be provided by the Articles of Incorporation or By-Laws, any action required to be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

         Section 5. CLOSING TRANSFER BOOKS. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors may provide that the share transfer books shall be closed for any stated period not exceeding 50 days. If the share transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such date in any case to be not more than 50 days and, in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the share transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination or shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such a determination shall apply to any adjournment thereof. The officer or agent having charge of the share transfer books for shares of the Corporation shall make, at least 10 days before each meeting of shareholders, a complete record of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which record, for a period of ten days before each such meeting, shall be kept on file at the principal office of the Corporation, and shall be subject to inspection by any shareholder for any purpose germane to the meeting at any time during usual hours. Such record shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder for any purpose germane to the meeting during the whole time of the meeting. The original share transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such record or transfer books or to vote at any meeting of shareholders.

         Section 6. ELECTION OF DIRECTORS. Subject to Section 1 of Article II of these By-Laws and the Articles of Incorporation, at each annual meeting of the shareholders of the Corporation, a number of directors equal to the number whose terms are expiring shall be elected to serve until their successors are duly elected and qualified, unless they sooner resign. Election of directors shall be-by--such of the shareholders as attend for the purpose, either in person or by proxy, provided that if a majority of the outstanding shares entitled to vote is not represented, in person or by proxy, such meeting may be adjourned by the shareholders present for a period not exceeding 50 days at any one adjournment.

         At such election of directors, cumulative voting shall not be allowed.

         Section 7. QUORUM. A majority of the outstanding shares entitled to vote exclusive of treasury shares, represented in person or by proxy, shall be necessary t o constitute a quorum at meetings of the shareholders. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, except in those cases where it is otherwise provided by law. In the absence of a quorum, those present in person or by proxy may adjourn the meeting from time to time without further notice but in no event for a period to exceed 50 days at any one adjournment. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken is approved by a majority of the shareholders required to initially constitute a quorum.

         Section 8. PROXIES. Any shareholder entitled to vote may be represented at any regular or special meeting of the shareholders by a duly executed proxy. The proxy shall be in writing and properly signed and filed with the Secretary before or at the time of the meeting. No proxy shall be valid after 11 months from the date Of its execution, unless otherwise provided in the proxy.

         Section 9. ORDER OF BUSINESS. The order of business at the annual meeting and so far as is practicable at all other meetings of the shareholders, shall be as follows:

         (1)      Calling of roll.

         (2)      Proof of due notice of meeting.

         (3)      Reading and disposal of any unapproved minutes.

         (4)      Annual reports of officers and committees.

         (5)      Election of directors.

         (6)      Unfinished business.

         (7)      New business.

         (8)      Adjournment.

                                   ARTICLE II

                                    DIRECTORS

         Section 1. NUMBER AND QUALIFICATIONS. The property interests, business and transactions of the Corporation shall be managed and conducted by a Board of Directors which, except as otherwise provided for in the Articles of Incorporation, shall consist of not less than 3 nor more than 11 persons (however, if there are less than 3 shareholders, the number of directors maybe less than 3 but not less than the number of shareholders), as shall be fixed from time to time by the Board of Directors, as hereinafter provided. The Board of Directors shall be elected annually by ballot of the holders of the shares of the Corporation entitled to vote thereon for the term of one year and shall serve until the election and qualification of their successors, unless they sooner resign. The number of directors may be increased at any time by a majority vote of the whole Board of Directors. The number of directors may be decreased at any time by a majority vote of the whole Board of Directors, except that no decrease in the number of directors shall have the effect of shortening the terms of any incumbent director.

         Section 2. DUTIES. The Board of Directors shall exercise a general supervision over the affairs of the Corporation, authorize the issuance and sale of shares of the corporation, receive and pass upon the reports of the Secretary and Treasurer, audit all bills and accounts against the Corporation and fix or delegate authority to fix the compensation of officers and employees of the Corporation. The Board may direct any officer or officers of the Corporation to transact any particular branch of business which it may see fit to designate. The Board of Directors may, from time to time, employ such persons as the Board may deem necessary for the carrying on of the business of the Corporation, any of whom may also be officers or directors of the Corporation.

         Section 3. COMMITTEES. The Board of Directors by resolution passed by a majority of the whole Board of Directors may designate from among its members an Executive committee, or one or more other committees each of which, to the extent provided in the resolution or in the Articles of Incorporation or the By-Laws of the Corporation, shall have all the authority of the Board of Directors, but no such committee shall have the authority of the Board of Directors in reference to amending the Articles of Incorporation, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof, or amending the By-Laws of the Corporation. The designation of such committees and the delegation thereto shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

         Section 4. VACANCIES. Any director may resign at any time by giving written notice to the President or to the Secretary of the Corporation. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors through less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by the affirmative vote of a majority of the directors then in office, or by an election at an annual meeting or at a special meeting of the shareholders called for that purpose. A director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next annual meeting of shareholders and until his successor has been elected and qualified.

         Section 5. MEETINGS. The annual meeting of the Board of Directors shall be held immediately following the annual shareholders' meeting. The Board of Directors shall meet at such other time or times as they may from time to time determine. Special meetings of the Board of Directors may likewise be held on the written call of the Chairman of the Board, the President or of any two members of the Board.

         Section 6. PLACE OF MEETING. The Board of Directors of any committee designated by such Board may hold its meetings at such place or places as the Board may from time to time determine, or, with respect to its meetings, as shall be specified or fixed in the respective notices or waivers of notice or such meetings.

         Section 7. CONFERENCE TELEPHONE. One or more directors may participate in a meeting of the Board, of a committee of the Board or of the stockholders, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in this manner shall constitute presence in person at such meeting.

         Section 8. SPECIAL MEETINGS; NOTICE. Special meetings of the Board of Directors or any committee designated by such Board, shall be held whenever called by the President or by two of the directors. Notice of each such meeting shall be mailed to each director, addressed to him at his address as it appears on the records of the Corporation, at least three days before the day on which the meeting is to be held, or shall be sent to him at such place by telegram, or be delivered personally, not later than one day before the day on which the meeting is to be held. The notice of each such special meeting shall indicate briefly the subjects thereof. No notice of the time, place or purpose of any meeting of the Board of Directors or any committee designated by such Board need be given to any director or committee person who attends in person or who, in writing executed and filed with the records of the meeting, either before or after the holding thereof, waives such notice. No notice need be given of any adjourned meeting of the Board of Directors.

         As to any director who shall sign the minutes of any special or regular directors' meeting, such meeting shall be deemed to have been legally and duly called, noticed, held and construed as if all the directors were actually present at said meeting, and all who signed the minutes were duly noticed or waived notice, and the signature of any director to the minutes of a meeting shall for all purposes and as to all persons be held to be an approval of the action thereof.

         Section 9. ACTION WITHOUT A MEETING. Except as may otherwise be provided by the Articles of Incorporation or By-Laws, members of the Board of Directors or any committee designated by such Board may participate in a meeting of the Board or committee by means of conference, telephone, or similar communications equipment by which all persons participating in the meeting can contemporaneously understand each other. Such participation shall constitute presence in person at a meeting. Any action required to be taken by the Board of Directors, or a committee thereof, or any other action which requires director approval may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors or all the committee members entitled to vote with respect to the subject matter thereof.

         Section 10. QUORUM AND MANNER OF ACTING. A majority of the number of member of the Board of Directors shall form a quorum for the transaction of business at any regular or special meeting of the Board of Directors. Except as otherwise provided by law, by the Articles of Incorporation, or by these By-Laws, the act of a majority of the directors present, provided the same constitute a quorum, shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum be had. Each director shall have one vote.

         Section 11. ELECTION OF OFFICERS. At the first meeting of the Board of Directors, after the annual election, the Chairman of the Board and/or the President, the Secretary, and the Treasurer/chief Financial Officer shall be, and any Vice President(s) may be, elected to serve for the ensuing year and until the election of their respective successors, and an Executive Committee may be elected. Election shall be by ballot and the majority of the votes cast shall be necessary to elect. Any vacancies that occur may be filled by the Board of Directors for the unexpired term.

         Section 12. COMPENSATION OF DIRECTORS. Unless otherwise restricted by the Articles of Incorporation, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or Executive Committees may be allowed like compensation for attending committee meetings.

         Section 13. ADVISORY DIRECTORS AND ADVISORY COMMITTEE MEMBERS. The Board of Directors from time to time may appoint one or more persons to be Advisory Directors or Advisory Members of one or more committees who shall not by such appointment be members of the Board of Directors. Advisory Directors or Advisory Members shall be available from time to time to perform special assignments specified by the President or the Board of Directors, to attend meetings of the Board of Directors upon invitation and to furnish consultation to the Board. The period during which the title shall be held may be prescribed by the Board of Directors. If no period is prescribed, the title shall be held at the pleasure of the Board.

         Section 14. REMOVAL. Any director may be removed from office, either with or without cause, at any time and another person may be elected to his place, to serve for the remainder of his term, at any special meeting of shareholders called for the purpose, by vote of the holders of the majority of the shares then entitled to vote at an election of the directors. In case any vacancy so created shall not be filled by the shareholders at such meeting, such vacancy may be filled by the directors as provided hereinabove.


                                   ARTICLE III

                                    OFFICERS

         Section 1. NUMBER. The officers of this Corporation shall be a President, a Secretary, and a Treasurer/Chief Financial Officer. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Vice Presidents, and such other officers as may be appointed in accordance with the provisions of this Article. One person may hold any two of said offices (except the same person shall not be both President and Vice President, or President and Secretary), but no such officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or by these By-Laws or by resolution of the Board of Directors to be executed, acknowledged or verified by any two or more officers. The officers of the Corporation shall be natural persons of age eighteen years or older.

         Section 2. APPOINTMENT, TERM OF OFFICE AND QUALIFICATION. The officers of this corporation shall be chosen annually by the Board of Directors. Each officer, except such officers as may be appointed in accordance with the provisions of this Article, shall hold his office until his successor shall have been duly chosen and qualified, or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided.

         Section 3. SALARIES. Salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

         Section 4. SUBORDINATE OFFICERS, ETC. The Board of Directors may appoint such other officers to hold office for such period, have such authority and perform such duties as the Board of Directors may delegate. The Board of Directors may also delegate to any officer the power to appoint any such subordinate officers.

         Section 5. REMOVAL. The officers may be removed either with or without cause, by the vote of a majority of the whole Board of Directors at a special meeting of the Board called for this purpose. The officers appointed in accordance with the provisions of Section 4 of this Article may be removed, either with or without cause, by the Board of Directors, by a majority vote of the directors present at the meeting or by a superior officer upon whom such power of removal may be conferred by the Board of Directors.

         Section 6. RESIGNATIONS. Any officer may resign at any time by giving written notice to the Board of Directors or to the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 7. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term by the Board of Directors, but in the case of a vacancy occurring in the office filled in accordance with the provisions of section 4 of this Article, such vacancy may be filled by any superior officer upon whom such power may be conferred by the Board of Directors.

         Section 8. CHAIRMAN OF THE BOARD. The Chairman of the Board, if one shall be elected, shall preside at all meetings of the Board of Directors, and shall appoint all committees except such as are required by statute, these by-laws or a resolution of the Board of Directors or of the Executive Committee to be otherwise appointed and shall have such other duties as may be assigned to him from time to time by the Board of Directors. In recognition of notable and distinguished services to the Corporation, the Board of Directors may designate one--of-its members as honorary Chairman, who shall have such duties as the Board may, from time to time, assign to him by appropriate resolution, excluding, however, any authority or duty vested by law or these By-Laws in any other officer.

         Section 9. THE PRESIDENT. The President shall be the active executive officer of the Corporation and shall exercise detailed supervision over the business of the Corporation and over its several officers, subject, however, to the control of the Board of Directors. He shall preside at all meetings of the shareholders, and in general, shall perform all duties incident to the office of President and such other duties as from time to time may be assigned to him by the Board of Directors.

         The President shall execute all deeds, conveyances, deeds of trust, bonds and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some officer or agent of the Corporation.

         Section 10. THE VICE PRESIDENT. The Vice President, if any, shall perform such duties as are given to him by these By-Laws or assigned by the Board of Directors. The Vice President shall perform all the duties of the President, in case of the disability or absence of the President, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. The Board of Directors may from time to time appoint more than one Vice President, each of which shall perform the duties designated by the Board of Directors. In the absence of the President, the Vice President designated from time to time by the President shall perform the duties of the President.

         Section 11.  THE SECRETARY.  The Secretary shall:

         (a) Keep the minutes of the meeting of the shareholders and of the Board of Directors in books provided for such purpose.

         (b) See that all notices are duly given in accordance with the provisions of these By-Laws or as required by law.

         (c) Be custodian of the records and of the seal of the Corporation and see that such seal is affixed to all share certificates prior to their issue and to all documents, the execution of which on behalf of the Corporation under its seal, is duly authorized in accordance with the provisions of these By-Laws.

         (d) Have charge of the share books of the Corporation and keep or cause to be kept the share and transfer books in such manner as to show at any time the amount of the shares of the Corporation issued and outstanding, the manner in which and the time when such shares were paid for, the names, alphabetically arranged and the addresses of the holders of record; and exhibit during the usual business hours of the Corporation to any director, upon application, the original or duplicate share ledger.

         (e) Sign with the President or a Vice President certificates for shares of the Corporation.

         (f) See that the books, reports, statements, certificates and all other documents and records of the Corporation required by law are properly kept and filed.

         (g) In general, to perform all duties incident to the office of secretary and such other duties as, from time to time, may be assigned to him by the Board of Directors or by the President.

         (h) The Board of Directors may appoint an Assistant Secretary who shall have such powers and perform such duties as may be prescribed for them by the Secretary of the corporation or by the Board of Directors.

         Section 12. THE TREASURER/CHIEF FINANCIAL OFFICER. The Treasurer/Chief Financial officer shall:

         (a) Have charge and custody of, and be responsible for, all funds and securities of the Corporation.

         (b) Keep and maintain, or cause to be kept and maintained adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, earnings (or surplus) and shares.

         (c) From time to time render a statement of the condition of the finances of the Corporation at the request of the Board of Directors.

         (d) Receive and give receipts for monies due and payable to the corporation from any source whatsoever.

         (e) In general, perform all duties incident to the office of Treasurer/Chief Financial Officer, and such other duties as from time to time may be assigned to him by the Board of Directors or by the President. The Treasurer/Chief Financial Officer may be required to give a bond for the faithful performance of his duties in such sum and with such surety as may be determined by the Board of Directors. Any such bond shall be obtained at the Corporation's expense.

         (f) The Board of directors may appoint an Assistant Treasurer who shall have such powers and perform such duties as may be prescribed for them by the Treasurer of the Corporation or by the Board of Directors, and the Board of Directors shall require the Assistant Treasurer to give a bond to the Corporation in such sum and with such security as it shall approve, as conditioned for the faithful performance of their duties as Assistant Treasurer, the expense of such bond to be borne by the Corporation.


                                   ARTICLE IV

                                  CAPITAL STOCK

         Section 1. UNISSUED STOCK. Subject to such limitations as may be contained in the Articles of Incorporation of the Corporation, the Board of Directors shall have the authority to issue from time to time the whole or any part of any unissued balance of the authorized Capital Stock of the Corporation to such persons, for such consideration, whether cash, property, services or expenses, and on such terms as the Directors may from time to time determine without first offering the same for subscription to stockholders of the Corporation.

         Section 2. CERTIFICATES. Each shareholder of the Corporation whose shares of Capital Stock have been paid for in full shall be entitled to a certificate showing the number of shares and the class or series of shares of the Corporation standing on the books in his name. Each certificate shall be numbered, bear the signature of the President, or in case of his inability to act, the signature of the Vice President and of the Secretary, and the seal of the Corporation, and be issued in numerical order from the respective share certificate book. Where a certificate is countersigned by a transfer agent or registrar other than the Corporation or its employee, the signatures of such officers may be facsimiles. Every certificate for shares of stock which are subject to any restriction on transfer pursuant to the Articles of Incorporation, the By-Laws or any agreement to which the Corporation is a party, shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back either the full text of the restriction or a statement of the existence of such restriction and a statement that the Corporation will furnish a copy to the holder of such certificate upon written request and without charge. Every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued or a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

         Section 3. TRANSFER. Transfers of all shares shall be made upon the proper share books of the Corporation upon presentation and surrender of the duly endorsed certificates or certificates representing the transferred shares and payment of all applicable stock-transfer taxes. Surrendered certificates shall be canceled and attached to the corresponding stubs of the share certificate book and a new certificate issued to the parties entitled thereto.

         Section 4. LOST CERTIFICATES. The Board of Directors may order a new certificate for shares to be issued in the place of any certificate of the Corporation alleged to have been lost, stolen, or destroyed, but in either such case, the owner of the lost certificate shall first cause to be given to the Corporation, an affidavit that the certificate(s) have been lost, stolen, or destroyed, and post a bond in such sum not less than the par value of such lost, stolen, or destroyed certificate for shares, at the election of said Board, as indemnity against any loss or claim that the Corporation may incur by reason of the issuance of such certificate, but the Board of Directors may, in its discretion, refuse to replace any lost certificate save upon the order of some court having jurisdiction in such matters.

         Section 5. SHARE AND TRANSFER BOOKS. The share and transfer books of the corporation shall be kept in its principal office and shall be open during usual business hours to the inspection for any proper purpose, of any shareholder of the Corporation upon written demand, under oath, stating the purpose thereof. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. All other books and records and a copy of the share and-transfer books of the Corporation shall be kept in such place as shall be designated by the Board of Directors and shall be subject to inspection only as provided by law.

         Section 6. ISSUANCE OF FRACTIONAL SHARES OF SCRIP. The Corporation may issue fractions of a share, arrange for the disposition of fractional interests by those entitled thereto, pay in cash the fair market value of fractions of a share as of the time when those entitled to receive such fractions are determined, or issue script in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share. A certificate for a fractional share shall, but scrip shall not, unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon and to participate in any of the assets of the Corporation in the event of liquidation. The Board of Directors may cause such scrip to be issued subject to the condition that it shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the condition that the shares for which the script is exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of such scrip, or subject to any other conditions which the Board of Directors may deem advisable.

         Section 7. RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 50 nor less than 10 days before the date of such meeting, nor more than 10 days prior to any other action.

         If no record date is fixed:

         (a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

         (b) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         (c) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         Section 8. DIVIDENDS. The Board of Directors may declare and pay dividends upon the outstanding shares of the Corporation from time to time and to such extent as they deem advisable in the manner and upon the terms and conditions provided by statute and the Articles of Incorporation.

                                    ARTICLE V

                        TRANSACTIONS WITH RELATED PARTIES

         The corporation may enter into contracts or transact business with one or more of its directors, officers, or shareholders or with any corporation, association, trust company, organization or other concern in which any one or more of its directors, officers or shareholders are directors, officers, trustees, shareholders, beneficiaries or otherwise interested, or with anyone in which any one or more of its directors, officers or shareholders is in any way interested, and in the absence of fraud, no such contract or transaction shall be invalidated or in any way affected by the fact that such directors, officers or shareholders of the Corporation have or may have interests which are or might be adverse to the interest of the Corporation even though the vote or action of the directors, officers or stockholders having such adverse interests may have been necessary to obligate the Corporation upon such contract or transaction. At any meeting of the Board of Directors of the Corporation, or any duly authorized committee thereof, which shall authorize or ratify any such contract or transaction, any such directors, may vote or act thereat with like force and effect as if he had not such interest, provided, in such case, the nature of such interest (though not necessarily the extent or details thereof) shall be disclosed or shall have been known to the directors or a majority thereof. A general notice that a director or officer is interested in any corporation or other concern of any kind above referred to shall be sufficient disclosure as to such director or officer with respect to all contracts and transactions with such corporation or other concern. No director shall be disqualified from holding office as director or officer of the Corporation by reason of any such adverse interests. In the absence of fraud, no director, officer or shareholder having such adverse interest shall be liable to the Corporation or to any shareholder or creditor thereof or to any other person for any loss incurred by it under or by reason of such contract or transaction, nor shall any such director, officer or shareholder be accountable for any gains or profits realized thereon.


                                   ARTICLE VI

                        CORPORATE OPPORTUNITIES DOCTRINE

         The officers, directors and other members of management of this Corporation shall be subject to the doctrine of corporate opportunities only insofar as it applies to business opportunities in which this Corporation has expressed an interest as determined from time to time by the Corporation's minutes. When such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors and other members of management of this Corporation shall be disclosed promptly to the Corporation and made available to it. The Board of Directors may reject any business opportunity presented to it and thereafter any officer, director or other member of management may avail himself of such opportunity. Until such time as this Corporation, through its Board of Directors, has designated an area as one to which the doctrine of corporate opportunities applies, the officers, directors and other members of management of this Corporation shall be free to engage in such areas of interest on their own. The provisions hereof shall not limit the rights of any officer, director or other member of management of this Corporation to continue a business existing prior to the time that such area of interest is designated by this Corporation. This provision shall not be construed t o release any employee of the Corporation (other than an officer, director or member of management) from any duties which he may have to the Corporation.


                                   ARTICLE VII

                                 INDEMNIFICATION

         The Corporation shall, to the extent legally permissible, indemnify any director, officer, agent or employee as to any liabilities and expenses in which they may be involved or may be threatened, while serving or thereafter, by reason of being or having been such a director, officer, agent or employee, except with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the Corporation. Such indemnification shall not be deemed exclusive or deny any other rights to which those indemnified may be entitled.


                                  ARTICLE VIII

                                   AMENDMENTS

         Any and all provisions of these By-Laws may be altered, amended, repealed or added to by the vote or written consent of the shareholders entitled to exercise a majority of the voting power of the Corporation, or, subject to the rights of the shareholders, by the Board of Directors.


                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

         Section l. CORPORATE SEAL. The Corporate seal shall be circular in form and shall have inscribed thereon the name of the Corporation, the date and state of incorporation, and the word "SEAL".

         Section 2. BENEFIT PROGRAM. Directors shall have the power to install and authorize any pension, profit sharing, stock option, loan, guarantee, insurance, welfare, educational, bonus, health and accident or other benefit program which the Board deems to be in the best interest of the Corporation, at the expense of the Corporation, and to amend or revoke any plan so adopted.

         Section 3. DISALLOWED COMPENSATION. Any payments made to an officer or employee of the Corporation such as a salary, commission, bonus, interest, rent, travel or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer or employee to the Corporation to the full extent of such disallowance. It shall be the duty of the directors, as a Board, to enforce payment of each such amount disallowed. In lieu of payment by the officer or employee, subject to the determination of the directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the Corporation has been recovered.

         Section 4. STOCK IN OTHER CORPORATIONS. Except as the directors may otherwise designate, the President, or any other person designated in writing by the President, shall have full power and authority to vote, represent and exercise on behalf of this Corporation, any and all rights and powers incident to any securities of other corporations or organizations which may be held by this Corporation.

         Section 5. FISCAL YEAR. The fiscal year of the Corporation shall be adopted by resolution of the Board of Directors.